Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CIRCOR International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-91229 and No. 333-125237) and Form S-3 (No. 333-85912) of CIRCOR International, Inc. of our report dated February 22, 2007, with respect to the consolidated statements of operations, cash flows and shareholders’ equity of CIRCOR International, Inc. for the year ended December 31, 2006 and the related financial statement schedule for the year then ended, which report appears in the December 31, 2008 Annual Report on Form 10-K of CIRCOR International, Inc.

As discussed in note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” on January 1, 2006. As discussed in note 13 to the consolidated financial statements, during the fourth quarter of 2006, the Company adopted Statement of Financial Accounting Standards, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.”

/s/    KPMG LLP

Boston, Massachusetts

February 25, 2009